Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of November 1995
Distribution Date of December 15, 1995

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                $133,145,767.75
Beginning Pool Factor                       0.4754841

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,800,135.99
  Interest Collected                      $931,013.51

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $150,541.00
Total Additional Deposits                 $150,541.00

Repos/Chargeoffs                          $139,022.68
Aggregate Number of Notes Charged Off              14

Total Available Funds                   $6,881,690.50

Ending Pool Balance                   $127,206,609.08
Ending Pool Factor                          0.4542745

Servicing Fee                             $110,954.81

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $8,694,605.56
  Target Percentage                              6.50%
  Target Balance                        $8,268,429.59
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                      $(426,175.97)
  Ending Balance                        $8,268,429.59

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,315,208.96      978
    31-60 days                             240,356.37      201
    60+ days                               151,755.56       97

    Total                                1,707,320.89      981

  Balances:
    60+ days                             3,393,043.01       97

Memo Item - Reserve Account

  Prior Month                           $8,654,474.90
  + Invest. Income                          40,130.66
  - Withdrawal                                   0.00
    Beginning Balance                   $8,694,605.56

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of November 1995

                                                              NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET) CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $280,021,471.35 $89,606,000.00$180,614,000.00  $9,801,471.35
 Distribution Percentages                              100.00%         95.50%          4.50%
 Turbo Percentages                                     100.00%          0.00%          0.00%
 Coupon                                                 4.531%         5.930%         6.260%

Beginning Pool Balance          $133,145,767.75
Ending Pool Balance             $127,206,609.08
Collected Principal               $5,800,135.99
Collected Interest                  $931,013.51
Charge-Offs                         $139,022.68
Servicing                           $150,541.00
Liquidation Proceeds/Recoveries     $110,954.81
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $6,770,735.69

Beginning Balance               $127,330,492.02          $0.00$120,367,844.74  $6,962,647.28

Interest Due                        $631,139.58          $0.00    $594,817.77     $36,321.81
Interest Paid                       $631,139.58          $0.00    $594,817.77     $36,321.81
Principal Due                     $5,939,158.67          $0.00  $5,671,896.53    $267,262.14
Principal Paid                    $5,939,158.67          $0.00  $5,671,896.53    $267,262.14
Turbo Principal                           $0.00          $0.00          $0.00          $0.00

Ending Balance                  $121,391,333.35          $0.00$114,695,948.21  $6,695,385.14
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                           0.6350335423   0.6831000062

Total Distributions               $6,570,298.25          $0.00  $6,266,714.30    $303,583.95

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $200,437.44

Beginning Reserve Account Balance $8,694,605.56
(Release)/Draw                     $(426,175.97)
Ending Reserve Account Balance    $8,268,429.59

Memo Item - Advances:
 Servicer Advances - Current Month  $488,302.31
 Total Outstanding Servicer Advances$3,366,554.55

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of November 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5              4             3               2              1
                             Jul 1995       Aug 1995      Sep 1995        Oct 1995       Nov 1995
Beg. Pool Balance        $160,120,763.05$153,316,237.82$147,253,866.60$140,310,679.08$133,145,767.75

A) Loss Trigger:
Principal of Contracts
  Charged off                 $25,779.12    $153,645.61    $348,739.12     $45,053.94    $139,022.68
Recoveries                   $146,959.92     $95,841.65    $121,509.40    $178,798.39    $150,541.00

Total Charged off
  (Months 5,4,3)             $528,163.85
Total Recoveries
  (Months 3,2,1)              450,848.79
Net Loss/(Recoveries)
  for 3 Mos.                  $77,315.06(a)

Total Balance
  (Months 5,4,3)         $460,690,867.47(b)

Loss Ratio [(a/b)(12)]           0.2014%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $543,026.32    $376,802.23  $3,393,043.01
  As % of Beginning
    Pool Balance                                              0.36877%       0.26855%       2.54837%
  Three Month Average                                         0.38135%       0.41202%       1.06189%

Trigger:
  Is Average> 2.0%                  No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer